SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) MAY 7, 2003

                            GALAXY INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

          COLORADO                       0-32237                 98-0347827
(State or other jurisdiction of        (Commission              (IRS Employer
       incorporation)                  File Number)          Identification No.)

            1001 BRICKELL BAY DRIVE, SUITE 2202, MIAMI, FLORIDA 33131
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (305) 373-5725

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 7, 2003, the registrant executed a Share Exchange Agreement with Pannonian International, Ltd., which provides for the acquisition of all of the issued and outstanding shares of Pannonian in exchange for the issuance of 2,000,000 shares of the registrant's common stock to the Pannonian shareholders. Upon closing of the acquisition, Pannonian would remain an operating subsidiary of the registrant.

         The acquisition is subject, among other things, to approval by the boards of both companies and by the Pannonian shareholders. The registrant expects to close the acquisition by the end of May.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable.

         (b)      Pro forma financial information:  Not applicable.



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         (c)      Exhibits:

                  REGULATION
                  S-K NUMBER             DOCUMENT

                     2.1 Share Exchange Agreement by and between Galaxy Investments, Inc. and Pannonian International, Ltd.

                    99.1         Press release dated May 9, 2003

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

         Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

         Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GALAXY INVESTMENTS, INC.


May 13, 2003                         By:  /s/ MARC E. BRUNER
                                        ----------------------------------------
                                            Marc E. Bruner, President













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